                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          APRIL 19, 2001 AT 11:00 A.M.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Financial Holdings, Inc. (the "Company") will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, on Thursday, April 19, 2001 at 11:00 a.m., for the following purposes:

    1.  To elect four (4) Class I Directors of the Company;

    2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001;

    3. To consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

    The Board of Directors has fixed the close of business on February 20, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                                          By Order of the Board of Directors
                                          ANA E. STEELE
                                          Clerk

Boston, Massachusetts
Dated: March 9, 2001

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 19, 2001
                            ------------------------

                                    GENERAL

    This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the common stock, par value $1.00 per share (the "common stock"), of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 19, 2001 at 11:00 a.m. Boston time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109 and at any adjournment or postponement thereof, for the purposes set forth herein.

    The Notice of Annual Meeting of Stockholders and the accompanying proxy are first being sent to stockholders on or about March 9, 2001.

    The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the ratification of the election of the nominees to the Board of Directors and FOR the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending
December 31, 2001. In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors and (ii) either to vote "for" or "against" the ratification of the selection of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2001. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy by filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Clerk, by filing a duly executed proxy bearing a later date or by appearing in person at the Meeting and withdrawing the proxy.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING AND QUORUM

    The Board of Directors has fixed the close of business on February 20, 2001, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 15,654,696 shares of common stock were outstanding and entitled to vote at the Meeting and there were 420 stockholders of record.

    The holders of each share of common stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of common stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions, votes withheld for director nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of directors. With respect to the proposal to ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2001, the affirmative vote of a majority of the shares of common stock present or represented at the Meeting is required to ratify the selection of the Company's independent auditors.

                                 ANNUAL REPORT

    All holders of record are being sent herewith a copy of the Company's 2000 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 2000, 1999, and 1998, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 1, 2001. These reports, however, are not part of the proxy soliciting material.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of eleven members divided into three classes, with each class elected for a three-year term. One class of directors is elected by the Company's stockholders at each annual meeting of stockholders. At the Meeting, four (4) Class I Directors will be elected to serve until the 2004 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has nominated Eugene S. Colangelo, Allen Sinai and Timothy L. Vaill for re-election as Class I Directors and Walter M. Pressey for election as a Class I Director. Each nominee has agreed to continue to serve as a director, if re-elected or elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS CLASS I DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

    The following table sets forth certain information regarding the directors of the Company, including the nominees for election at the Meeting as Class I Directors, based on information furnished by them to the Company:

                                                                           DIRECTOR
                                                                  AGE       SINCE
                                                                --------   --------
CLASS I -- TERM EXPIRES 2001
Eugene S. Colangelo(1)..................  Westborough, MA          53       1987
Allen Sinai(1)..........................  Lexington, MA            62       1995
Walter M. Pressey (2)...................  Belmont, MA              56       2001
Timothy L. Vaill(1).....................  Andover, MA              59       1993

CLASS II -- TERM EXPIRES 2002
Arthur J. Bauernfeind(3)................  Boston, MA               63       1997
Peter C. Bennett(4).....................  Hingham, MA              62       1986
C. Michael Hazard(3)....................  Boston, MA               69       1997

CLASS III -- TERM EXPIRES 2003
Herbert S. Alexander....................  Westborough, MA          59       1991
Lynn Thompson Hoffman...................  Santa Fe, New Mexico     52       1994
Richard N. Thielen(3)...................  Sunapee, NH              60       1999
Charles O. Wood, III....................  Chambersburg, PA         62       1989

------------------------

(1) Nominee for re-election.

(2) Nominee for election.

(3) Each of Messrs. Thielen, Bauernfeind and Hazard were appointed as members of the Board of Directors in connection with the Company's acquisitions of RINET Company, Inc. ("RINET") and Westfield Capital Management
    Company, Inc. ("Westfield Capital"), respectively.

(4) Includes service as a director of Boston Private Bank & Trust Company (the "Bank") prior to the formation of the holding company structure in 1988.

    The principal occupation and business experience during the last five years of each director and nominee for election as Class I Directors is set forth below:

    HERBERT S. ALEXANDER, CPA. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Masachusetts, and formerly on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Co-Chair of the YWCA of Central Massachusetts Capital Campaign and Chair of the Easter Seals Annual Campaign in Central Massachusetts.

    ARTHUR J. BAUERNFEIND. Mr. Bauernfeind is Chief Executive Officer and President of Westfield Capital, a wholly-owned subsidiary of the Company. He joined the firm in 1990, and he is an Investment Strategist and Portfolio Manager with direct responsibility for covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University and in 1998, was awarded an honorary Doctorate of Humane Letters from Murray

State as well. Additionally, Mr. Baurernfeind is a former President of the Boston Economic Club and a member of the Boston Security Analysts Society.

    PETER C. BENNETT. Mr. Bennett is a private investor and former Executive Vice President and Director of State Street Research & Management Company where he was a senior executive from 1984 to the past year when he retired.
Mr. Bennett is Chairman of the Board of Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee. Additionally, he resides on the Board of Advisors of Business Technology Alliance in Boston, and he is a member of the Boards of Directors of AssetStream, Woburn, Massachusetts, and Expert Publishing Systems, Novato, California.

    EUGENE S. COLANGELO. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Vice Chairman. Mr. Colangelo serves as Chairman of the Board of Directors of the Bank.

    C. MICHAEL HAZARD. Mr. Hazard is Vice Chairman of the Company. Formerly he was Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989 until year-end 2000. Mr. Hazard is past President of Healthcare Analysts of Boston and a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island. Additionally, Mr. Hazard serves as a member of the Board of Directors of Westfield Capital, of Sand Hill and of Boston Private Value Investors, Inc. ("Boston Private Value").

    LYNN THOMPSON HOFFMAN. Mrs. Hoffman is an attorney and private investor. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of The Pete V. Domenici Center for Public Policy and chairs The Long Range Planning Committee. She resides in Santa Fe, New Mexico.

    WALTER M. PRESSEY. Walter M. Pressey joined the Company in 1996 and is President and Chief Financial Officer as well as Executive Vice President of the Bank. Prior to joining the Company, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit and Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments: Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Vice Chairman and Treasurer on the Board of Trustees of the Center for Blood Research, a non-profit medical research firm affiliated with the Harvard Medical School and Children's Hospital in Boston. He also is president of the Board of Governors of the Harvard Business School Alumni Association of Boston and a director of the Harvard Alumni Association. Formerly, Mr. Pressey was President of the Treasurers Club, Director of the Financial Executives Institute of Boston, and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Director and Treasurer of the Massachusetts Horticultural Society.

    DR. ALLEN SINAI. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Decision Economics, Inc. ("PDE") and Chief Global Economist and Vice Chairman, WEFA Holdings, Inc. ("WEFA") Dr. Sinai is responsible for the PDE and WEFA forecasts and analyses of the

U.S. and world economics and financial markets and translating this information for use in bottom-line decisions by senior level decisionmakers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics; also as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vicre President at the Lexington-based Data Resources, Inc. (DRI). Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and has been a Member of the Executive Committee, Western Economic Association. Additionally, he has been Chairman of The Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.

    RICHARD N. THIELEN. In October 1999, the Company acquired RINET founded by Mr. Thielen in 1974. Mr. Thielen has served as President and Chief Executive Officer of RINET since its inception. He is a Certified Public Accountant in Massachusetts and a member of the American Institute of Certified Public Accountants. Prior to the formation of RINET, Mr. Thielen was employed by Price Waterhouse & Company from 1965 through 1972 and by Continental Investment Company, a Boston based financial services NYSE company, until 1974. He served on the Board of Directors of Plymouth Rubber Company (ASE) and First Union Real Estate Investments (NYSE) in the past. In 2000, Mr. Thielen was elected to serve a minimum term of 3 years as Trustee of Colby-Sawyer College, located in New London, New Hampshire.

    TIMOTHY L. VAILL. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He is also Chief Executive Officer of the Bank, and serves as Chairman of the Board of Directors for Westfield Capital, for Sand Hill Advisors and for RINET Company. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and is a Director for the Junior Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition, the New England Aquarium, and the Board of Trustees at Bay State College in Boston.

    CHARLES O. WOOD, III. Mr. Wood has 40 years of experience in business management and private investment. A director of Boston Private Bank & Trust Company and of its holding company since June 1989, Mr. Wood served as chair of both boards from December 1991 until his resignation as chair of the bank board in December 1998 and as chair of Boston Private Financial Holdings, Inc. in February 1999. Currently a director of JLG Industries, Inc., he is also an investor in and director of many early stage businesses. Early in his career Mr. Wood was associated with a family business, T.B. Wood's Sons Company, and for 15 years was its CEO and board chairman. A graduate of Yale University, Mr. Wood is also active in philanthropic affairs.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors held eight (8) meetings during 2000. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

    Directors of the Company are nominated in accordance with the Company's By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING."

    The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the Finance Committee. Membership of the Committees of the Board of Directors is comprised of directors of the Company.

    The Audit Committee, among other things, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. The present members of this committee are Herbert S. Alexander, Chair, Charles O. Wood, Vice Chair and Peter C. Bennett. The Audit committee held four (4) meetings during 2000.

    The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chair, Allen Sinai, Vice Chair, Herbert S. Alexander and Eugene S. Colangelo. The Compensation Committee held four (4) meetings during 2000.

    The Finance Committee assists the Board of Directors by conducting analyses and making recommendations to the Board of Directors and management regarding the financial planning and financial structure of the Company in keeping with requirements for fiscally sound operation and maximizing shareholder value.

COMPENSATION OF DIRECTORS

    Directors of the Company, who are not full-time employees of the Company or any of its subsidiaries, receive compensation under a compensation program which became effective January 2000. The program allows for compensation to be phased in over a three-year period, which began on June 1, 2000.

    Pursuant to this program, Directors of the Company who are not full-time employees of the Company or any of its subsidiaries, in the initial 12-month period will receive compensation as follows: the Chairman of the Board of Directors will receive an annual retainer fee of $12,000; the Lead Director will receive an annual retainer fee of $10,000; and each of the other eligible directors will receive an annual retainer fee of $8,000. This annual retainer fee, at the option of the director, is payable 50% in cash and 50% in non-transferable common stock of the Company (which would become transferable once the director is no longer serving on the Board of Directors) or 100% in such non-transferable stock of the Company. These annual retainer fees will be increased on June 1, 2001 to $13,500, $11,250 and $9,000, respectively, and on June 1, 2002 to $15,000, $12,500 and $10,000, respectively. In addition, non-employee directors who serve as chairpersons of committees or as committee members will receive an annual retainer fee, payable in cash, of $2,000 for such service.

    Non-Employee directors who serve on the Board of Directors of the Company are entitled to receive compensation for their services. However, any outside director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary will receive only one Board of Directors' retainer fee per 12-month period.

    Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). Annually, on or about May 1, each non-employee director is automatically granted an option to purchase 3,000 shares of common stock, pursuant to the terms and conditions of the Directors' Plan.

THE DIRECTORS' PLAN

    The Directors' Plan became effective on March 31, 1993, with 90,000 shares of common stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of common stock to be reserved for issuance thereunder. On January 28, 1998, the Board of Directors voted to amend and restate the Directors' Plan to reserve for issuance thereunder such aggregate number of shares of common stock as does not exceed one percent (1%) of the total shares of outstanding common stock of the Company as of the last business day of the preceding fiscal year. The stockholders approved this amended and restated Directors' Plan at the Annual Meeting of Stockholders held on April 22, 1998. During 2000, 116,161 additional shares of common stock were available to issue. Of this, an aggregate 6,031 shares were issued to directors who selected common stock as part of their compensation package and an aggregate 48,000 stock options were granted. Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the common stock at the time the option is granted. All options granted under the Directors' Plan are non-qualified stock options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Generally, stock options granted under the Directors' Plan are exercisable not earlier than one year and not later than ten years after the date they are granted.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

    The following table lists the name, age and position of each executive officer of the Company.

NAME                                          AGE                       POSITION
----                                        --------                    --------
Arthur J. Bauernfeind.....................     63      Chief Executive Officer and President,
                                                       Westfield Capital; Director of the Company
C. Michael Hazard.........................     69      Vice Chairman; Director of the Company
Walter M. Pressey.........................     56      President, Chief Financial Officer and
                                                       Treasurer; Director of the Company
Richard N. Thielen........................     60      President and Chief Executive Officer,
                                                       RINET; Director of the Company
Timothy L. Vaill..........................     59      Chairman of the Board of Directors and
                                                       Chief Executive Officer; Director of the
                                                       Company; Director of Westfield Capital,
                                                       RINET and Sand Hill Advisors

    Pursuant to the By-laws of the Company, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for such term, unless a shorter term is specified in the vote electing or appointing them. For biographical information regarding the executive officers of the Company, see "INFORMATION REGARDING DIRECTORS."

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table sets forth information concerning the compensation earned during each of three (3) fiscal years ended
December 31, 2000, 1999, and 1998, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. No officer earned in excess of $1,000,000 for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM       LONG-TERM
                                                                                    COMPENSATION    COMPENSATION
                                                                                       AWARDS          AWARDS
                                                                   OTHER             RESTRICTED      SECURITIES        ALL OTHER
NAME AND PRINCIPAL                                 BONUS($)        ANNUAL               STOCK        UNDERLYING     COMPENSATION ($)
POSITION                   YEAR     SALARY($)       (1)(2)    COMPENSATION($)       AWARDS(#)(3)     OPTIONS(#)           (4)
------------------       --------   ---------      --------   ----------------      -------------   -------------   ----------------
Timothy L. Vaill.......    2000      345,000       501,000             --              17,000          50,000            5,250
Chief Executive Officer    1999      330,000       401,000             --              15,000          45,000            5,000
                           1998      275,000       221,000             --              12,000          35,000            5,000

Arthur J.                  2000      350,236         1,000             --                  --           5,000               --
  Bauernfeind..........    1999      350,236        34,213        366,787(5)               --          10,000               --
Chief Executive Officer    1998      350,236        51,000             --                  --              --               --
and President
Westfield Capital

C. Michael Hazard......    2000      431,037         1,000             --                  --          15,000               --
Vice Chairman              1999      431,037        42,785        503,113(5)               --          15,000               --
                           1998      431,037       101,000             --                  --              --               --

Walter M. Pressey......    2000      175,000       100,750             --               3,403          10,209            5,250
President and Chief        1999      165,000        55,750             --               2,500           7,500            5,000
Financial Officer          1998      160,000        45,500             --               2,000           6,000            5,000

Richard N. Thielen.....    2000      258,500(6)     59,704             --                  --              --               --
President and Chief        1999      281,942(7)    214,170             --                  --              --               --
Executive Officer
RINET

------------------------------

(1) Represents bonus compensation earned in 1998, 1999 and 2000 and paid in 1999, 2000 and 2001, respectively.

(2) Includes Company-wide Longevity Bonus Awards of $1,000 paid in each of 1998, 1999 and 2000 to Messrs. Vaill, Bauernfiend and Hazard, $500 in 1998 and $750 in each of 1999 and 2000 to Mr. Pressey, and $1,000 in each of 1999 and 2000 to Mr. Thielen.

(3) Restricted stock awards are restricted for three years and become fully vested one year from the date of award.

(4) Represents contributions made to the executive by the Company under its 401(k) plan.

(5) Represents annual share of performance fee bonus allocation of the annual limited partnership bonus pool. For a description of this fee, see "Agreements with Executive Officers" below.

(6) Under Mr. Thielen's Employment Agreement with the Company, Mr. Thielen is paid a base salary of $258,500 per annum, and he is eligible for a performance-based bonus. See "Agreements with Executive Officers."

(7) Includes $44,179 for compensation paid by the Company and $237,763 paid by RINET prior to the merger of RINET on October 15, 1999.

    OPTION GRANTS. The following table sets forth information concerning the individual grants of options to purchase common stock to the named executive officers during the fiscal year ended December 31, 2000.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                        REALIZED VALUE
                                                                                                       AT ASSUMED ANNUAL
                                                       PERCENT OF                                          RATES OF
                                                         TOTAL                                            STOCK PRICE
                                    NUMBER OF           OPTIONS       EXERCISE                         APPRECIATION FOR
                                    SECURITIES         GRANTED TO     OR BASE                             OPTION TERM
                                UNDERLYING OPTIONS    EMPLOYEES IN     PRICE                       -------------------------
NAME                              GRANTED(#)(1)      FISCAL YEAR(%)    ($/SH)    EXPIRATION DATE    5%($)            10%($)
----                            ------------------   --------------   --------   ---------------   --------         --------
Timothy L. Vaill..............        50,000              11.97        7.844         2/22/10       246,652          625,066

Arthur J. Bauernfeind.........         5,000               1.20        7.844         2/22/10        24,665           62,507

C. Michael Hazard.............        15,000               3.59        7.844         2/22/10        73,996          187,520

Walter M. Pressey.............        10,209               2.44        7.844         2/22/10        50,362          127,626

Richard N. Thielen............         5,000               1.20        7.844         2/22/10        24,665           62,507

--------------------------

(1) These options vest annually in equal installments over the three-year period ending February 22, 2003.

    OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of options to purchase common stock during the fiscal year ended December 31, 2000 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase common stock.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                  NUMBER OF                   UNEXERCISED
                                SHARES                           UNEXERCISED                  IN-THE-MONEY
                               ACQUIRED                       OPTIONS AT FISCAL            OPTIONS AT FISCAL
                                  ON           VALUE             YEAR END(#)                  YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   -----------   -------------------------   ----------------------------
Timothy L. Vaill............     30,000       243,750        240,952/84,250             4,788,921/1,674,469

Arthur J. Bauernfeind.......         --            --         10,750/5,000                213,656/99,375

C. Michael Hazard...........         --            --        23,250/22,500                462,094/447,188

Walter M. Pressey...........         --            --        48,730/17,229                968,509/342,426

Richard N. Thielen..........         --            --         2,500/2,500                  49,688/49,688

------------------------

(1) Based on the closing price of $19.875 on the NASDAQ Stock Market on December 31, 2000, less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of the following non-employee Directors of the Company: Peter C. Bennett, Chair, Allen Sinai, Vice Chair, Herbert S. Alexander and Eugene S. Colangelo. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company.

STATEMENT OF COMPENSATION PHILOSOPHY

    COMPENSATION STRATEGY. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long-term, and to provide incentive in such a way as to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the shareholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with similar business mix, private banking organizations within larger banks, and investment management and advisory firms. When compared to the mid-range of the relevant market, base salaries are targeted to be at or somewhat below the market while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

    BASE SALARIES. The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to that of executives in similar positions as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments will be made periodically.

    SHORT-TERM INCENTIVES. The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets as well as strategic initiatives in a given year in support of a "pay for performance" philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators and performance measures as determined by the Compensation Committee each year.

    LONG-TERM STOCK INCENTIVES. The purpose of the Company's stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Company common stock will provide an incentive to achieve increases in shareholder value over the long-term and will assure a closer identification of senior management with the Company's shareholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's shareholders.

COMPENSATION OF TIMOTHY L. VAILL, CHIEF EXECUTIVE OFFICER

    The compensation paid to Timothy L. Vaill, the Chief Executive Officer of the Company and the Bank, consisted of his annual base salary, a cash bonus, awards of stock options and restricted stock. For 2000, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company's overall performance, return on equity and earnings per share results; Mr. Vaill's performance against personal goals in four areas including financial earnings, shareholder value, business development and leadership abilities; and, the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus was increased approximately 4.5% during 2000, and he was awarded 17,000 restricted shares of common stock and options to acquire 50,000 shares of common stock.

    The report of the Compensation Committee of the Board of Directors on executive compensation is made by each of the members of the Compensation Committee listed below:

    HERBERT S. ALEXANDER   PETER C. BENNETT   EUGENE S. COLANGELO  ALLEN SINAI

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company entered into an Executive Employment Agreement effective
January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's then existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expired December 31, 1998, which is extended by one year each December 31st, beginning in 1999, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement, the Company may terminate Mr. Vaill for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 1997 Incentive Stock Option Plan and certain incentive payments directly tied to the profit performance of the Company.

    The Company entered into Employment Agreements effective October 31, 1997, (the "Westfield Employment Agreements") with Messrs. Bauernfeind and Hazard.
Mr. Bauernfeind's Employment Agreement provides for a five-year initial term expiring on October 31, 2002, and Mr. Hazard's Employment Agreement provides for a four-year initial term expiring on October 31, 2001. The terms of the Westfield Employment Agreements, respectively, may be extended upon mutual agreement of the parties thereto. As employees of the Company, Mr. Bauernfeind will receive an annual base salary of $350,236, and Mr. Hazard will receive an annual base salary of $431,037. Commencing with fiscal year ending December 31, 1998, Messrs. Bauernfeind and Hazard are eligible for an annual performance fee share bonus representing the employee's allocation of the annual limited partnership bonus pool of Westfield Capital for the fiscal year just ended. The limited partnership bonus pool shall be determined, and each of Messrs. Bauernfeind's and Hazard's allocation of such bonus pool for any year shall be a percentage determined in respect of such year by the Westfield Capital Chief Executive Officer and approved by the Westfield Capital Board of Directors. Westfield Capital, as the manager of Westfield Partners, LLC (the "Westfield LLC"), acts as the manager for five limited partnerships. Pursuant to the terms of the Limited Liability Company Agreement of Westfield LLC (the "LLC Agreement"), Westfield Capital has the right to allocate, in its sole discretion, a certain amount of the profit sharing income (as defined in the LLC Agreement) attributable to each such limited partnership among the members of Westfield LLC. Messrs. Hazard and Bauernfeind, each directors of the Company and officers of Westfield Capital, are members of Westfield LLC and are, thus, eligible to be allocated a portion of such profit sharing income. Each of Messrs. Bauernfeind and Hazard may be terminated for cause (as defined in the applicable Westfield Employment Agreement) upon written notice. If the Company terminates either of Messrs. Bauernfeind or Hazard without cause (as defined in the applicable Westfield Employment Agreement), then each of Messrs. Bauernfeind and Hazard will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If each of Messrs. Bauernfeind and Hazard terminates his employment for good reason (as defined in the applicable Westfield Employment Agreement) occasioned by certain events, then each of Messrs. Bauernfeind and Hazard will be entitled to receive his base salary for the shorter of (x) the remainder of the term or
(y) the remainder of the term less two years. In addition, each of the Westfield Employment Agreements provides that Mr. Bauernfeind and Mr. Hazard, respectively, (i) shall not disclose any confidential information obtained by them during their employment, (ii) shall not engage in any employment competitive with Westfield Capital during the term of the Westfield Employment Agreement and (iii) shall not solicit customers or employees of Westfield Capital for the latter of the term of five years following termination of employment or the end of the term.

    The Company entered into an Employment Agreement effective October 15, 1999, (the "Thielen Employment Agreement") with Mr. Thielen. The Thielen Employment Agreement provides for a six-year initial term expiring on October 15, 2005, which shall be renewed automatically for periods of one year commencing on October 15, 2005 and on each subsequent anniversary thereafter, unless either Mr. Thielen or the Company gives written notice to the other not less than ninety days prior to the date of any such anniversary of such party's election not to extend the term. Mr. Thielen will initially receive an annual base salary of $258,500, subject to certain adjustments. Commencing with fiscal year ending December 31, 2000, Mr. Thielen is eligible to participate in the annual stock option pool and bonus pool, which were established by the Company for the benefit of certain employees and executive officers. If the Company terminates Mr. Thielen without cause (as defined in the Thielen Employment Agreement), then Mr. Thielen will be entitled to receive his base salary and group health plan benefits for a period until the earlier of (a) the expiration of his term, or
(b) twelve months after the date of termination. In addition, the Agreement provides that Mr. Thielen (i) shall not disclose any confidential information obtained during his employment and (ii) shall not solicit customers or employees of the Company for a period ending two years following termination of employment.

    The Company entered into Change in Control Protection Agreements effective March 19, 1997 (the "Change in Control Agreements") with Mr. Pressey and certain other officers (each an "Executive" and collectively, the "Executives"). The Change in Control Agreements provide for certain payments and other benefits upon the occurrence of a change in control (as defined below) and termination by the Company of an Executive without cause (as defined in the Change in Control Agreements) or by the Executive for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) the Executives will receive a payment equal to 2 to 2.5 times his or her average annual compensation for the five most recent taxable years preceding the change in control;
(ii) outstanding unvested stock options and restricted stock awards held by the Executives shall become immediately exercisable or otherwise vested; and
(iii) the Executives will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

    For purposes of the Change in Control Agreements a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")) becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (c) any plan of liquidation of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Messrs. Alexander, Bennett, Colangelo and Sinai served as members of the Compensation Committee of the Board of Directors of the Company during fiscal year ended December 31, 2000. None of these individuals has ever been an officer or employee of the Company or has ever had any other reportable relationship with the Company other than through his position as a director of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Board of Directors has established an Audit Committee, whose members during 2000 were comprised of three of the Company's outside directors: Herbert
S. Alexander, Chair, Charles O. Wood, III, Vice Chair and Peter C. Bennett. The Board of Directors has determined that the Audit Committee's current member composition satisfies the rules of the Nasdaq Stock Market that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by National Association of Securities Dealers, Inc. Rule 4200 (a)(14).

    The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

    The Committee reviewed the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures received from the auditors regarding their independence and the letter from the independent auditors required by the Independence Standards Board, Standard No. l.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

AUDIT FEES

    Audit fees for the fiscal year ended December 31, 2000 by the Company's independent auditors, KPMG LLP are $118,000; and all other non-audit fees are $261,000.

    During the year ended December 31, 2000, the Company paid the following fees to KPMG LLP, the Company's principal accountants:

    AUDIT FEES:  $118,000

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: No such fees incurred.

    ALL OTHER FEES: $261,000 (includes non-audit services such as FDICIA implementation, comfort letter for S-3 filing, AIMR certification, acquisition assistance and tax return preparation).

    The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence.

    The report of the Audit Committee of the Board of Directors is made by each of the members of the Audit Committee listed below:

    HERBERT S. ALEXANDER       PETER C. BENNETT       CHARLES O. WOOD, III

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL Bank Asset Index prepared by SNL Securities LLC. The calculation of cumulative return assumes a $100 investment in the Company's common stock, the NASDAQ Stock Market and the SNL Bank Asset Index on February 14, 1994.

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                            TOTAL RETURN PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Boston Private Financial Holdings       100    136.36    195.45    290.91    309.09    309.09
NASDAQ- Total U.S.*                     100    141.33    173.89    213.07    300.25    542.43
SNL $250M-$500M Bank Index              100    134.95    175.23    303.07    271.41     252.5
SNL $500M-$1B Bank Index                100    132.76    165.97     269.8    265.28    245.56

                                                                              PERIOD ENDING
                                                     ---------------------------------------------------------------
INDEX                                                12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
-----                                                --------   --------   --------   --------   --------   --------
Boston Private Financial Holdings..................   100.00     136.36     195.45     290.91     309.09     309.09
NASDAQ -- Total US*................................   100.00     141.33     173.89     213.07     300.25     542.43
SNL $250M-$500M Bank Index.........................   100.00     134.95     175.23     303.07     271.41     252.50
SNL $500M-$1B Bank Index...........................   100.00     132.76     165.97     269.80     265.28     245.56

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of February 20, 2001, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding common stock, (ii) of the beneficial ownership interest in the common stock of each director of the Company, each nominee for director of the Company and each of the named executive officers of the Company and
(iii) the beneficial ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of common stock listed.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL                PERCENT OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)                CLASS(2)
------------------------                                      ------------               ----------
OWNERSHIP OF 5% OR MORE

C. Michael Hazard...........................................    1,379,801(3)(4)(5)          8.80%
  Boston Private Bank
  Ten Post Office Square
  Boston, MA 02109

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Herbert S. Alexander........................................       45,403(6)                *

Arthur J. Bauernfeind.......................................      772,262(7)                4.93%

Peter C. Bennett............................................       62,923(8)                *

Eugene S. Colangelo.........................................       98,301(9)(10)            *

C. Michael Hazard...........................................    1,379,801(3)(4)(5)          8.80%

Lynn Thompson Hoffman.......................................       79,123(11)(12)           *

Walter M. Pressey...........................................       63,268(13)               *

Allen Sinai.................................................       43,912(12)               *

Richard N. Thielen..........................................      202,586(14)               1.29%

Charles O. Wood, III........................................      501,058(15)               3.20%

Timothy L. Vaill............................................      361,897(16)(17)           2.28%

All Directors and Executive Officers as a Group (16             4,073,967(18)              25.05%
  persons)..................................................

------------------------

*   Represents less then 1%

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of common stock which such persons had the right to acquire within 60 days of February 20, 2001, pursuant to stock options.

(2) Percentages are calculated on the basis of shares of common stock outstanding as of February 20, 2001.

(3) Includes 45,000 shares owned by the Hazard Family Foundation and 1,211,426 shares owned by the Hazard Limited Partnership.

(4) Includes 23,250 shares subject to options which are currently exercisable granted to Mr. Hazard pursuant to the Incentive Plan.

(5) Excludes $467,000 worth of common stock acquired pursuant to the E. R. Taylor Investment, Inc. acquisition referred to below under RELATED PARTY TRANSACTIONS.

(6) Includes 18,200 shares subject to options which are currently exercisable granted to Mr. Alexander pursuant to the Directors' Plan.

(7) Includes 10,750 shares subject to options which are currently exercisable granted to Mr. Bauernfeind pursuant to the Incentive Plan.

(8) Includes 18,500 shares subject to options which are currently exercisable granted to Mr. Bennett pursuant to the Directors' Plan.

(9) Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares.

(10) Includes 18,800 shares subject to options which are currently exercisable granted to Mr. Colangelo pursuant to the Directors' Plan.

(11) Includes 23,000 shares owned by Mrs. Hoffman's husband. Mrs. Hoffman disclaims beneficial ownership of all such shares.

(12) Includes 16,200 shares subject to options which are currently exercisable granted to each of Mrs. Hoffman and Dr. Sinai pursuant to the Directors' Plan.

(13) Includes 48,730 shares subject to options which are currently exercisable granted to Mr. Pressey pursuant to the Incentive Plan.

(14) Includes 2,500 shares subject to options which are currently exercisable granted to Mr. Thielen pursuant to the Incentive Plan.

(15) Includes 20,000 shares subject to options which are currently exercisable granted to Mr. Wood pursuant to the Directors' Plan.

(16) Includes 10,000 shares owned by Mr. Vaill's wife and an aggregate 15,000 shares owned by three of Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares.

(17) Includes 240,952 shares subject to options which are currently exercisable granted to Mr. Vaill pursuant to the Incentive Plan.

(18) Includes 607,672 shares subject to options which are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock file initial reports of ownership and reports of changes in ownership with the Commission and NASDAQ. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during fiscal 2000 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 2000, except as detailed below, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file on a timely basis such reports. Richard N. Thielen inadvertently failed to file a Form 4 upon the sale of 59,000 shares of common stock in the Company's public offering. Mr. Thielen subsequently filed Form 5.

                           RELATED PARTY TRANSACTIONS

    C. Michael Hazard, a director of the Company, was a stockholder of E. R. Taylor Investment, Inc., which the Company acquired on February 28, 2001.
Mr. Hazard received $467,000 in common stock of the Company in that acquisition.

                                  PROPOSAL 2.
              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

    The Audit Committee of the Board of Directors has selected KPMG LLP to serve as independent accountants for the Company for the fiscal year ending
December 31, 2001, subject to the ratification by the stockholders, in the belief that such firm is well qualified.

    KPMG LLP examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 2000. KPMG LLP also performed certain non-audit services for the Company during fiscal 2000. All of the professional services provided by KPMG LLP during 2000 were furnished at customary rates and terms. Neither KPMG LLP nor any of its partners (other than as independent auditors) has any direct or indirect financial interest in, has any connection with or will benefit from the Company or any of its subsidiaries. KPMG LLP has served as the Company's independent auditors since the Company commenced operations in 1987. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the ratification of the selection of KPMG LLP as independent auditors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE FIRM OF KPMG LLP AS INDEPENDENT AUDITORS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE CURRENT FISCAL YEAR.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

    A summary of the proceedings of the 2001 Annual Meeting of Stockholders will be available after June 1, 2001, to any stockholder upon request to the Clerk of the Company and upon payment of $10.00 to cover the cost of postage and production.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before November 9, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

    A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 60th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. For proposals to be presented at the next annual meeting of stockholders, written notice of such proposals must be provided no earlier than December 19, 2000 and no later than February 17, 2001. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

                                                                      Appendix A

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                              Audit Committee Charter
                                October 19, 2000

I.  GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee") of Boston Private Financial Holdings, Inc. (together with its subsidiaries, the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements. In so doing, the Audit Committee provides oversight and monitoring of audit compliance and risk management of BPFH's nonbanking subsidiaries, and facilitates interchange (including through direction to the Company's Internal Auditor) between the Audit Committee and Audit Committee of Boston Private Bank and Trust Company (the "Bank"). The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II. AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements regarding independence and other matters set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

    The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A. REVIEW OF CHARTER

    - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B. AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    - Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

    - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

        (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

        (ii) the adequacy of the Company's internal financial reporting controls, including such controls applicable to the activities of the Company's bank and nonbank subsidiaries, that could significantly affect the integrity of the Company's financial statements;

       (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

        (iv) the effectiveness of the Company's internal audit process (including processes relating to its bank and nonbank subsidiary entities and evaluations of its Senior Accounting Executive and any other relevant personnel).

    - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

    - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

        (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

        (ii) any changes required by the auditor in the scope or performance of the Company's internal audit of the activities of the Company and its bank and nonbank subsidiaries.

    - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

    - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

    - Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C. AUDIT AND RISK MANAGEMENT OF SUBSIDIARY ACTIVITIES

    - Review with the Board of Directors of the Bank and each of the Company's nonbank subsidiaries the implementation of recommendations for audit compliance and risk management.

    - Direct the BPFH Internal Auditor to report directly to the Audit Committee with respect to audit controls and risk management of the Company and nonbank subsidiaries.

    D. TIMELY REVIEW OF UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    - Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

    E. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

    - Recommend to the Board the appointment of the independent auditor.

    - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

    - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

    - Report to the Board on an annual basis the fees to be paid to the independent auditor.

    - Request that the independent auditor provide the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such discussion, take or recommend that the Board take appropriate action to oversee the independence of the independent auditor.

    F. GENERAL

    - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

    - Perform such other oversight functions as may be requested by the Board.

    - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

              TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Ana E. Steele, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned on February 20, 2001, at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 19, 2001 at 11:00 a.m., Boston time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company's Annual Report to Stockholders and the Company's Annual Report on Form 10-K for Fiscal Year 2000, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?


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


|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------

RECORD DATE SHARES:

                                              ----------------------------------
Please be sure to sign and date this Proxy.   Date
--------------------------------------------------------------------------------


         Stockholder sign here              Co-owner sign here
---------                     --------------                  ------------------

1. To elect four (4) Class I Directors to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified.

                                            FOR ALL        WITH-         FOR ALL
                                            NOMINEES       HOLD          EXCEPT

     NOMINEES:
                (01) EUGENE S. COLANGELO      | |           | |            | |
                (02) ALLEN SINAI
                (03) WALTER M. PRESSEY
                (04) TIMOTHY L. VAILL

     IF YOU WISH TO WITHHOLD YOUR VOTE FOR ANY OF THE NOMINEES LISTED ABOVE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.


                                              FOR         AGAINST        ABSTAIN

2.   To ratify the selection of KPMG LLP as   | |           | |            | |
     the Company's independent auditors
     for the Fiscal year ending December 31,
     2001.

     Mark box at right if you plan                                         | |
     to attend the Meeting.

     Mark box at right if an address change                                | |
     has been noted on the reverse side of
     this card.

DETACH CARD                                                          DETACH CARD

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders, April 19, 2001. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.